Avadain

A New Era of Advanced Materials Begins! Our full-scale reactor unlocks graphene's super powers by producing large, thin, defect-free flakes. Backed by Panasonic, federally validated & patented in 39 countries, we can capture a $100B market transforming 45+ industries, including critical minerals.


AVADAIN
A NEW ERA OF ADVANCED MATERIAL BEGINS

Invest

$250 minimum investment

DEADLINE: August 28, 2026

in 2 months

SHARE PRICE

$12.50

TOTAL RAISED ON NETCAPITAL

$12,998,434

TOTAL RAISED THIS ROUND

$2,150,528

VALUATION THIS ROUND

$94,494,713

Reg CF offering provided by Netcapital Funding Portal Inc.

INTRODUCTION

Avadain began with a revolutionary material with the potential to transform manufacturing, defense, AI, mobility, semiconductors, and energy. Today, we have a working full-scale reactor, companies validating our graphene, a manufacturing licensee on board, globally granted patents, and mutli-bilion dollar markets only our manufacturing technology can serve. This Offering is planned to fund the next phase of scaling production and pursuing revenue opportunities across high-value industries.


Snapshot
Solved the technical challenge to making LTDF
Data proves Avadain graphene's quality
Huge & growing market opportunity
Pent-up industrial demand
No known competitors
Patents granted in 39 countries, more pending
Capital light licensing model, recurring revenue
First licensed manufacturer is in place
Building the first pilot plant
Highly qualified & experienced leadership team
Federal, corporate, angel & grass roots backing

A Nobel Prize-winning material, graphene is the thinnest and strongest known material, with exceptional electrical and thermal conductivity, while being nearly transparent, flexible, and light.


WHAT IS GRAPHENE?
A REVOLUTIONARY NANOMATERIAL
ULTRA-THIN & & SINGLE LAYER
A one-atom thick sheet of carbon atoms in a hexagonal pattern.
INCREDIBLE STRENGTH
Over 200 times stronger than steel, yet extremely flexible.
SUPERIOR CONDUCTIVITY
Excellent conductor of heat and electricity, better than copper.
CARBON ATOMS IN A 2D HEXAGONAL LATTICE
EXCEPTIONAL FLEXIBILITY & LIGHTWEIGHT
Can be stretched and bent without breaking; extremely light.
APPLICATIONS OF GRAPHENE
ADVANCED ELECTRONICS
FLEXIBLE DISPLAYS
STRONGER COMPOSITES
BIOMEDICAL DEVICES
SUPERIOR COATINGS
DISCOVER THE POWER OF ONE ATOM.

Graphene is an additive material. Adding a tiny amount of large, thin, defect-free (LTDF) graphene can transform thousands of products by making them more electrically and thermally conductive, as well as conferring strength, flexibility, and durability.

- Strength (150,000,000 psi) – **200x stronger & 100x more tear resistant than steel**
- Flexibility – highly bendable
- Thin – 1 million times thinner than a sheet of paper
- Light – 1 gram sheet would cover a soccer field
- Electronic properties – electrons move through graphene at close to the speed of light
- Electron mobility – graphene has an intrinsic electron mobility that's **100 times greater than silicon**, which means it's an incredibly efficient means of moving more electrons faster
- Heat conductivity – best material for conducting heat
- Electrical conductivity – nearly perfect conductor, with one million times the power density of copper
- Transparency – transmits 97% of light (glass window transmits 80%-90%)
- Impermeability – enables water filtration and purification
- Melting point – **highest melting point** of any material in a vacuum

PLATFORM TO TRANSFORM MANY MAJOR INDUSTRIES

Manufacturers blend trace amounts (typically 0.05%-1%) of LTDF graphene into existing materials and processes. While the amount needed is tiny, its impact is HUGE and can play a vital role in improving high value products in many industries, including aerospace, defense, energy storage, drones, thermal management, EMI shielding, advanced composites (for automotive, industrial, and consumer products), AI, semiconductors, sensors and multifunctional materials.



Avadain's LTDF Graphene
• Coatings & Paints
• Composites
• Conductive Inks
• Fibers
• Films
• Membranes
• Metal Alloys
• Pastes & Slurries
Advanced Manufacturing
Lighter, stronger & more conductive products
Aviation, Defense & Space
Gain a generational advantage over China
Energy Security/Resilience
LTDF to achieve energy efficiency, replace foreign processed materials
Revitalizing Manufacturing
Supplying transformative material to super charge US competitiveness
Shipbuilding
Commercial & military vessel construction
Adding LTDF graphene reduces up to 30% of an end product's weight while making it significantly stronger

> **"*Avadain's* LTDF graphene has the potential to usher in the next wave of the Industrial Revolution."**
>
> *– Henry Ford III*
> *Chairman of Avadain*

PROBLEM

It is extremely challenging to manufacture LTDF graphene.

Industry is forced to work with suboptimal materials

Today, companies are forced to work with lower quality materials: graphene oxide, reduced graphene oxide, nanoplatelets, particles/powders, and graphitic material. That's why the increasing number of commercially available graphene materials are for lower value applications.

No industrial volumes of LTDF graphene flakes

Tens of billions of dollars of high-value products don't have access to high quality graphene. They can't enter the market until a source for industrial volumes of LTDF graphene flakes exists at an acceptable price.

SOLUTION

Avadain **developed a modular, scalable process to manufacture LTDF graphene flakes from graphite. We use optimized Electrochemical Exfoliation and Expansion to preserve graphite's natural, large lateral surface area.**

Quality Is Critical

Avadain's process does not introduce defects while manufacturing flakes that are both larger and thinner, averaging 25+ μm^2 in lateral surface area and ≤5 atomic layers thick.

Industry Needs Tons of High-Quality Flakes, Not Grams

Avadain's modular, scalable and safe process is targeted to produce an initial 2 metric tons per production line per year.

This is the breakthrough industry has waited on: a way to produce structural-grade graphene in the volumes manufacturers need for thousands of high value, high performance applications.

GEORGE GILDER SAYS *AVADAIN* IS A "SIMPLY IRRESISTIBLE" INVESTMENT OPPORTUNITY

Legendary stock picker, economist and tech guru George Gilder says graphene could fuel an $11 trillion market opportunity. Gilder says graphene "could make some investors very rich very soon." And, he recommended buying *Avadain* stock, which he describes as "simply irresistible."


GILDER'S
PRIVATE RESERVE

In Gilder's Private Reserve, he says: "We recommend a company with a business model we love as much as we love its technology. And we love its technology a lot. PLUS the path to investing via a Reg CF (yes, it actually stands for Crowdfunding) online offering is blissfully smooth."

Hear George Gilder in his own words as he discusses graphene: The $11.5 Trillion "Miracle Sheet."

Gilder is not alone.

During *Avadain's* first crowdfunding round, **First Stage Investor** set out to find a once-in-a-generation company. They chose *Avadain*. Here is what convinced them. *Avadain* does not build factories. It licenses its process to manufacturers, which is how a lean company can reach a market measured in tens of billions of dollars.

> ***"Graphene could be the material that propels dozens of industries across the board moving forward. With so many use cases, it could become the material that defines a new age of innovation and possibility. We're just at the beginning of discovering uses."***
>
> \- First Stage Investor

NEAR-TERM USE CASES ARE ENORMOUS

- **Composites** – engineered materials that combine multiple substances to create lighter, stronger, and higher-performance products – may account for as much as half of all LTDF graphene used in commercial applications, including aircraft components, automotive body panels, sporting goods, industrial equipment, consumer electronics, and next-generation infrastructure materials.
- Trillions of dollars are being invested in **revitalizing America's manufacturing base**. LTDF graphene can make American manufacturing more competitive, and American-made products better and longer lasting.
- The US Government is prioritizing finding ways to **lessen America's dependence on foreign sourced critical minerals**. Studies from around the world indicate LTDF graphene can be used to reduce the need for, replace or amplify many of these critical minerals. This is a multi-billion dollar market opportunity.
- America's soldiers deserve the best platforms and weapons. We are in discussions in Washington around *Avadain's* LTDF graphene as the **next big advance in materials for America's armed forces**.

One key near-term use is leveraging LTDF graphene's amazing properties in place of **critical minerals.**

The United States imports the majority of its critical minerals – cobalt, rare earth elements, lithium, and others – with China controlling processing and supply chains for many of them. That dependence runs straight through the heart of key American industries: defense, energy storage, EVs, semiconductors, and aerospace. LTDF graphene overcomes this problem from a different direction. Rather than seeking new sources of scarce materials, it reduces our reliance on them.


LTDF Graphene Impact on Critical Minerals
How Avadain's LTDF graphene can reduce, replace, or amplify use of key critical minerals.
Copper
Nickel
Silver
Cobalt
Graphite
Indium
Niobium
Scandium
Titanium
Vanadium
REDUCE
Thinner Conductors
Less Ni Content in Alloys
Lower Ag Loadings in Pastes
Decrease Co cathode content
Less Graphite in Anodes
Lower ITO Usage
Lower Nb Alloy content
Less Sc-Al Usage
Reduced Ti Alloying
Decrease V Loading
REPLACE
Graphene EMI Films
Graphene-Ni Coatings or Plating
Graphene Inks and Pastes
Enable Co-Free Batteries
Graphene Conductive Systems
Display Screens
Graphene Coatings
Graphene Coatings
Less Ti per Structure
Graphene Steels
AMPLIFY
Graphene-Copper Hybrids
Longer Life Anti-corrosion
Ag-Graphene Hybrids
Graphene-Co Hybrid Catalysts
High-Purity Graphite Extender
Graphene Based Devices
Nb-Graphene Composites
Graphene Enhanced Composites
Ti-Graphene Hybrids
Graphene-V Flow Cells
Reducing critical mineral intensity in batteries, motors, alloys
Replacing metals & materials in conductors, coatings, films.
Amplifying performance of key strategic minerals

Avadain's LTDF graphene has the potential to reshape the U.S. critical minerals landscape in the short term – a tens-of-billion-dollar annual market.

For more information on LTDF graphene to lessen dependence on foreign-sourced critical minerals click here.

"LTDF graphene can transform and improve thousands of products. Harcros is the first mover to offer LTDF graphene to our customers so they can have a competitive edge in their respective markets."

– Mike Miller
CEO of Harcros

VALIDATION. TRACTION. MILESTONES.

Validation

Independent testing shows how LTDF graphene is different:

- **Thermal conductivity.** At a loading of just 0.05%, LTDF graphene raised thermal conductivity by 204%, well past conventional graphene nanoplatelets at 130% and the other forms tested (reduced graphene oxide 98%, functionalized graphene nanoplatelets 90%, graphene oxide 89%). The payoff: a trace amount added does the work, so the cost per use stays low, and it lands squarely in the market that needs it most, pulling heat off the chips and servers behind the AI buildout.
- **Corrosion and abrasion.** LTDF graphene coatings cut salt-fog corrosion by an average of 93% and improved abrasion resistance by 52%. For buyers in defense, marine, and infrastructure, that means equipment stays in service well past its normal life and costs less to maintain, a real dollar saving on assets that are expensive to repair or replace.
- **Friction and wear.** Added to motor oil, LTDF graphene lowered the friction coefficient by up to 42% and dropped the wear rate by 81%. Engines and machinery run cooler, burn less fuel, and go further between overhauls, the everyday result that gives lubricant makers a reason to pay for an additive that performs.
- **Concentrated dispersions.** *Avadain* has formulated dispersions 40 times more concentrated than the industry standard. Customers move and store a fraction of the liquid to deliver an equal amount of graphene, which makes the material far easier to blend into their own products. The result is lower freight costs and a shorter path to adoption.
- **National-security demand.** Published research keeps reaching the same conclusion: LTDF graphene can
  - Make drones lighter, more durable and stealthier
  - Supercharge advanced energy storage
  - Create next-generation body armor & ballistics
  - Lessen U.S. dependence on imported critical mineral

Traction

- A full-scale modular reactor is producing LTDF graphene with consistency batch after batch.
- *Avadain* is providing samples to companies testing LTDF graphene in their own applications.
- Harcros Chemicals signed on as *Avadain's* first manufacturing licensee.
- The pilot plant is under construction.
- The technology is defensible: a moat of 58 issued patents across 39 countries, with more pending.

Milestones


2016
Industry need identified
Initial technology validation at small lab scale
Parent patent filed in Germany
International patents filed in 18 countries + Europe
2017
1st US patent filed
Panasonic funds development work
1st German patent issued
2018
Development work continues
High-quality flakes produced
2019
Lab scale manufacturing process successfully demonstrated
Flakes successfully demonstrated to significantly improve supercapacitor performance
1st peer reviewed paper published (RSC Adv., 2019, 9, 29305)
2020
1st US patent granted
Avadain founding team assembled
2021
Avadain Inc. created
Partnerships established with manufacturing experts
India patent granted
Federal grant proposal submitted
2022
$3.77 million project grant from US DoC (NIST)
Upscaling to mass production at SwRI begins
Total of 12 patents granted (including China, Israel, Japan, Korea & Singapore)
$1.36 million raised in 1st equity crowdfunding round
$100,000 LaunchTN grant
2023
Technology breakthrough upscaling to mass production
2 more patents filed
Gen 2 reactors begin producing samples
$605,000 angel investment
2nd CF round raises $4.5 million
LOI with advanced materials company Harcros Chemicals
2024
1st manufacturing license with Harcros Chemicals
Henry Ford III becomes Avadain's Board Chairman
Patents granted in 39 countries with more patents pending
Upscaled reactor production 100x
2025
Created full-scale reactor, 2000x original production capacity
Ramped up LTDF graphene evaluation
$5 million raised in 3rd CF round
$19 million cumulatively raised in dilutive & non-dilutive capital
2026 (Projected)
Studies validate that LTDF graphene can lessen US dependence of foreign critical minerals
58 patents granted with more pending
Tests results validate LTDF's fantastic, transformative ability
Pilot plant built & operating
Additional Federal grant(s)/ contracts
LOIs from end users

BUSINESS MODEL

Avadain is pursuing a **capital-light business model** based on licensing the only known technology capable of producing industrial quantities of LTDF graphene flakes.

Note: Avadain is in the pre-revenue stage. These forward-looking statements are not guarantees of future performance and involve a high degree of known and unknown risks, uncertainties, assumptions, and other important factors, many of which are beyond the control of the Company and its management.

Our licensing model enables rapid, flexible scaling to meet the forecasted explosive demand from industry and government. Driven by our experienced management team, *Avadain* plans to license its technology to:

- **Advanced materials manufacturers and chemical companies.** These companies have the technical expertise, people, facilities, and customer contacts to support manufacturing, marketing, and sales of LTDF graphene flakes.
- **Niche graphene materials manufacturers (various industry verticals).** Most graphene companies are focused on making graphene-enhanced products. *Avadain's* technology offers these companies the ability to manufacture their own cost-effective, LTDF graphene flakes.
- **Certain mission-critical users (seeking consistent quality and reliable supply).** Many industries need a reliable source of industrial volumes of LTDF graphene flakes, including aviation, space, national security, and medicine. These flakes can be optimized for specific application requirements.

Avadain's process is designed as a modular production platform, enabling manufacturing partners to deploy the same patented core reactor architecture, operating parameters and quality-control framework across multiple locations and end markets.

INTELLECTUAL PROPERTY

- Strong IP position is core to *Avadain's* value creation
- The U.S.' #1 IP law firm, Fish & Richardson, drafted and filed comprehensive patent applications
- 58 patents granted across 39 countries
- Many more patents pending

FISH.

FISH & RICHARDSON

"*Avadain* is focused on the importance of intellectual property for its continued success. The team has significant IP expertise, with many years of experience."

- Josh Sibble

President of Panasonic Intelle[illegible]